                                                              Exhibit 3.1

                        AMENDMENT TO AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                     PEPSI-COLA PUERTO RICO BOTTLING COMPANY
                            (a Delaware corporation)

     Pepsi-Cola Puerto Rico Bottling Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Pepsi-Cola Puerto Rico Bottling Company.

     2. The corporation was originally incorporated as PPR Acquisition Corp., and the original Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on March 4, 1988. An Amended and Restated Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on August 29, 1995 and a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on March 6, 1999.

     3. The effective time of this Amendment to the Amended and Restated Certificate of Incorporation shall be 12:01 a.m., October 15, 1999.

     4. Pursuant to Section 242 of the general corporation law of the State of Delaware, the amendments set forth below have been duly adopted by the directors and shareholders of the Corporation.

     5. The Amended and Restated Certificate of Incorporation is amended as follows:

          a)   Article  FIRST is amended  in its  entirety  to read as  follows:

               FIRST: The name of the corporation (hereinafter called the "Corporation") is PepsiAmericas, Inc.

          b) The first sentence of Article FOURTH is amended to read in its entirety as follows: ------

               The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Fifty Million (150,000,000) shares, consisting of Five Million (5,000,000) shares of Class A Common Stock, par value $.01 per share (herein called the "Class A Common Stock") and One Hundred Forty-Five Million (145,000,000) shares of Class B Common Stock, par value $.01 per share (hereinafter called the "Class B Common Stock).

     IN WITNESS WHEREOF, this Amendment to the Amended and Restated Certificate of Incorporation is hereby executed on behalf of the Corporation by the undersigned officer, who is authorized to execute same, on this 7th day of October, 1999.

                                         PEPSI-COLA PUERTO RICO BOTTLING COMPANY


                                         By /s/ John F. Bierbaum
                                            ------------------------------------
                                                John F. Bierbaum
                                            Its:  Vice President and Chief
                                                  Financial Officer




STATE OF MINNESOTA                  )
                                    )ss
COUNTY OF HENNEPIN                  )


     The foregoing instrument was acknowledged before me this 7th day of October 1999, by John F. Bierbaum, the Vice President and Chief Financial Officer of Pepsi-Cola Puerto Rico Bottling Company.



                                         /s/ Charles W. Johnson
                                         --------------------------------------
                                         Notary Public

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                    PEPSI-COLA PUERTO RICO BOTTLING COMPANY

     The following Amended and Restated Certificate of Incorporation of Pepsi-Cola Puerto Rico Bottling Company, originally incorporated as PPR Acquisition Corp. on March 4, 1988, has been duly adopted pursuant to the authority and applicable provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware and supersedes and takes the place of the existing certificate of incorporation and amendments thereto.

     FIRST: The name of the corporation (hereinafter called the "Corporation") is Pepsi-Cola Puerto Rico Bottling Company.

     SECOND: The respective names of the County and/or the City within the County in which the registered office or the Corporation is to be located in the State or Delaware are the County of New Castle and the City of Wilmington. The name of the registered agent of the corporation is The Corporation Trust Company. The street and number of said registered office and the address by street and number of said registered agent is 1209 Orange Street, Wilmington, Delaware.

     THIRD: The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows:

                  To engage in the business of bottling all beverages and fluids that may legally be possessed, bottled and sold and any lawful business related thereto; to sell and distribute said beverages when bottled; to purchase or manufacture said beverages or both; to manufacture, buy, sell, import and export said bottled beverages and the bottles in which they are contained as well as the cases necessary to hold said bottles in distribution; and to acquire and hold all necessary real estate and to erect, maintain and operate such plants as may be necessary for the fulfillment of the above objects.

                  To engage in any construction, manufacturing, mercantile, selling, management, service or other business, operation or activity which may be lawfully carried on by a corporation organized under the General Corporation Law of the State of Delaware, whether or not related to the foregoing paragraph.

                  The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall be in no way limited or restricted by reference to, or inference from, the terms of any provisions of this or any other Article of this certificate of incorporation; provided, that the Corporation shall not carry on any business or exercise any power in the State of Delaware or in any state, territory, or country which under the laws thereof the Corporation may not lawfully carry on or exercise.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Forty Million (40,000,000) shares, consisting of Five Million (5,000,000) shares of Class A Common Stock, par value $.01 per share (herein called the "Class A Common Stock") and Thirty Five Million (35,000,000) shares of Class B Common Stock, par value $.01 per share
(herein called the "Class B Common Stock"). As used herein the term "Common Stock" shall include the Class A Common Stock and the Class B Common Stock. All cross references in each subdivision of this Article FOURTH refer to other paragraphs in such subdivision unless otherwise indicated. The following is a statement of the designations, preferences, limitations and relative rights in respect of each class of Common Stock of the Corporation:

     Except as herein otherwise expressly provided, all shares of Class A Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

     1. Dividends. When and as dividends are declared or paid or distributions are made upon Common Stock, whether payable in cash, in property or in securities of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends and distribution, except that if dividends are declared which are payable in shares of Class A Common Stock or Class B Common Stock, dividends shall be declared which are payable at the same rate in each such class of stock and the dividends payable in shares of Class A Common Stock shall be payable to the holders of that class of stock and the dividends payable in shares of Class B Common Stock shall be payable to the holders of that class of stock.

     2. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation available for distribution to shareholders shall be distributed equally, share for share, to the holders of outstanding Common Stock.

     3. Conversion. Subject to and upon compliance with the provisions hereof, each record holder of Class A Common Stock shall be entitled at any time and from time to time to convert any or all of its shares of Class A Common Stock held by such holder into shares of Class B Common Stock at the rate of one (1) share of Class B Common Stock for each share of Class A Common Stock so converted. The shares of Class B Common Stock shall not carry any conversion rights nor otherwise be convertible into shares of Class A common Stock.

     Each conversion of shares of Class A Common Stock into shares of Class B Common Stock shall be effected by the surrender of the certificate or certificates representing the shares of the Class A Common Stock to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of Class A Common Stock) at any time during its usual business hours, together with written notice by the holder of the Class A Common Stock stating that such holder desires to convert a stated number of shares of Class A Common Stock represented by such certificates into Class B Common Stock which notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Class B Common Stock shall be issued and shall include instructions for delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation shall issue and deliver in accordance with such instructions the certificate or certificates for Class B Common Stock issuable upon such conversion.

     Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates representing the shares of Class A Common Stock shall have been surrendered to the Corporation and such notice shall have been received by the Corporation, and at such time all rights of the holder of such converted shares of Class A Common Stock (or a specified portion thereof) as such holder shall cease and the person in whose name or names any certificate or certificates for shares of Class B Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class B Common Stock issuable upon such conversion.

     The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock solely for the purpose of issue upon the conversion of the Class A Common Stock, as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class A Common Stock. All shares of Class B Common Stock issuable upon a conversion described herein shall, when issued, be duly and validly issued and fully paid and non-assessable. The issuance of certificates for shares of Class B Common Stock upon conversions of shares of Class A Common Stock shall be made without charge to the holders of such shares of Class A Common Stock for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares of Class A Common Stock converted.

     4. Voting Rights. Each holder of Class A Common Stock shall be entitled to six (6) votes for each share of Class A Common Stock held by such shareholder on any matter on which shareholders of Common Stock are entitled to vote. Each holder of Class B Common Stock shall be entitled to one (1) vote for each share of Class B Common Stock held by such holder on any matter on which shareholders of Common Stock are entitled to vote. Consistent herewith, upon a conversion of shares of Class A Common Stock to shares of Class B Common Stock, each share of Class B Common Stock shall only be entitled to one (1) vote

     FIFTH: The Corporation may from time to time effect "stock splits" and other forms of exchanges and reclassifications of the Common Stock of the Corporation and issue and distribute new shares to the record holders of the outstanding Common Stock of the Corporation.

     SIXTH: The directors of the Corporation shall be elected and appointed to the Board of Directors as provided in the By-Laws of the corporation.

     SEVENTH: The Corporation is to have perpetual existence.

     EIGHTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

     NINTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

     1. The number of directors of the Corporation shall be as specified in the By-Laws of the Corporation but such number may from time to time be increased or decreased in such manner as may be prescribed by the By-Laws. In no event shall the number of directors be less than the minimum number prescribed by law. The election of directors need not be by ballot. Directors need not be stockholders of the Corporation.

     2. The business of the Corporation shall be managed by the Board of Directors except as otherwise provided by law.

     3. In the absence of fraud, no contract or other transaction between the Corporation and any other corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and, in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the Corporation who is also a director or officer of any such other corporation, or who is also interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract, act or transaction and may vote thereat to authorize any such contract, act, or transaction, with like force and effect as if he were not such director or officer of such other corporation, or not so interested.

     4. No director of the corporation shall be liable to any person on account of any action undertaken by him as such director in reliance in good faith upon the existence of any fact or circumstance reported or certified to the Board of Directors by any officer of the Corporation or by any independent auditor, engineer, or consultant retained or employed as such by the Board of Directors.

     5. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except, in addition to any and all other requirements for such liability, (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) to the extent provided under section 174 of Title 8 of the Delaware Code (relating to the
Delaware General Corporation Law) or any amendment thereto or successor provision thereto, and (iv) for any transaction for which such director derived an improper personal benefit. Neither the amendment nor repeal of this Section, nor the adoption of any provision of the certificate of incorporation inconsistent with this Section, shall eliminate or reduce the effect of this
Section in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     6.  Whenever  a  compromise  or  arrangement   is  proposed   between  this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class or creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     TENTH: (a) The Corporation shall indemnify any person who was or is a part or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request or the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

     (c) To the extent that any person referred to in Paragraphs (a) and (b) of this Article TENTH has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under Paragraphs (a) and (b) of this Article TENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Paragraphs (a) and
(b) of this Article TENTH. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article TENTH. Such expenses incurred by other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other Paragraphs of this Article TENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify his against such liability under the provisions of this Article TENTH.

     (h) For purposes to this Article TENTH, references to "the Corporation" include, in addition to the resulting Corporation, all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, trustee, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article TENTH with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

     (i) For purposes of this Article TENTH, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, trustee, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, trustee, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article TENTH.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article TENTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     IN WITNESS WHEREOF, PEPSI-COLA PUERTO RICO BOTTLING COMPANY has caused this Amended and Restated Certificate of Incorporation to be signed by Charles H. Beach, its President, and attested to by Lawrence Odell, its Secretary, this 24th day of August, 1995.


                                              /s/ Charles H. Beach
                                              ----------------------------------
                                              Charles H. Beach, President

                                              Attest:


                                              /s/ Lawrence Odell
                                              ----------------------------------
                                              Lawrence Odell, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                     PEPSI-COLA PUERTO RICO BOTTLING COMPANY
                            (A Delaware corporation)

                          ----------------------------

                        Under Section 242 of the General
                    Corporation Law of the State of Delaware

                          ----------------------------

     Pepsi-Cola Puerto Rico Bottling Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: Article NINTH of the Corporation's Amended and Restated Certificate of Incorporation shall be amended by adding a new paragraph 7 thereto, which shall read as follows:

          "7. In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Company, without any action on the part of the shareholders of the Company, but the shareholders may make additional By-Laws and may alter, amend or repeal any By-Law whether adopted by them or otherwise."

     SECOND: That said amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Pepsi-Cola Puerto Rico Bottling Company has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be executed and acknowledged by its President and attested to by its Secretary, as of this 2nd day of February, 1996.

[SEAL]



                                         PEPSI-COLA PUERTO RICO BOTTLING COMPANY


                                         By: /s/ C. Leon Timothy
                                             -----------------------------------
                                             C. Leon Timothy
                                             Senior Vice President

Attest:



/s/ Lawrence Odell
-------------------------------
Lawrence Odell
Secretary